EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-74560 and 333-70431) of Quest Resource Corporation of our report dated August 27, 2004 relating to the financial statements which appear in Quest Resource Corporation’s Form 10-KSB/A Amendment No. 2 for the fiscal year ended May 31, 2003.

/s/ Murrell, Hall, McIntosh & Co., PLLP Murrell, Hall, McIntosh & Co., PLLP

Oklahoma City, Oklahoma
September 9, 2004